     As filed with the Securities and Exchange Commission on June 19, 1997
                                                     Registration No. 33-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         ----------------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         ----------------------------
                             Ameritech Corporation
            (Exact name of registrant as specified in its charter)


           Delaware                                        36-3251481
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)


                             30 South Wacker Drive
                            Chicago, Illinois 60606
                                 (800) 257-0902
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                            Copies to:
      Richard M. Pehlke                                    Kelly R. Welsh
 Vice President and Treasurer                         Executive Vice President
     Ameritech Corporation                               and General Counsel
     30 South Wacker Drive                              Ameritech Corporation
    Chicago, Illinois 60606                             30 South Wacker Drive
        (800) 257-0902                                 Chicago, Illinois 60606
                                                           (800) 257-0902

 (Name, address, including zip code, and
 telephone number, including area code,
          of agent for service)


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Selling Stockholders in light of market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [ ]

                         ----------------------------


                                     CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                  Proposed Maximum    Proposed Maximum
   Title of Each Class of         Amount to        Offering Price         Aggregate         Amount of
Securities to be Registered     be Registered         Per Share        Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par
value per share.......         653,309 shares     $68.0625 (1)        $44,465,843.81 (1)      $13,475
---------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices per share of the Company's Common Stock on the New York Stock Exchange as reported in the consolidated reporting system on June 12, 1997.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ Information contained herein is subject to completion or amendment. A        +
+ registration statement relating to these securities has been filed with the + + Securities and Exchange Commission. These securities may not be sold nor may +
+ offers to buy be accepted prior to the time the registration statement       +
+ becomes effective. This prospectus shall not constitute an offer to sell or + + the solicitation of an offer to buy nor shall there be any sale of these + + securities in any State in which such offer, solicitation or sale would be + + unlawful prior to registration or qualification under the securities laws of +
+ any such State.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED JUNE 19, 1997
PROSPECTUS
----------
                                653,309 Shares
                             AMERITECH CORPORATION
                                 Common Stock
                             ____________________

     The shares offered hereby are 653,309 issued and outstanding shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock") of Ameritech Corporation, a Delaware corporation (the "Company"), which are owned by 14 stockholders (collectively, the "Selling Stockholders"), and which will be sold from time to time by the Selling Stockholders for their respective accounts.

     The Company has been advised that the Selling Stockholders intend to sell the Shares by means of a block trade or in one or more ordinary brokerage transactions on the New York Stock Exchange ("NYSE") at market prices prevailing at the time of such sale (subject to customary or negotiated brokerage commissions) using Lehman Brothers or such other broker-dealers as may enter into arrangements with the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Plan of Distribution."

     The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus (and any Prospectus Supplement) and the Registration Statement under which it is filed and all other costs in connection with the sale of the Shares except for brokerage commissions, compensation to dealers and similar expenses. The expenses so payable by the Company are estimated to aggregate approximately $40,000.

                             ____________________
     The Common Stock is listed on the NYSE under the symbol "AIT." On June 18, 1997, the closing sale price of the Common Stock on the NYSE was $71.375 per share.
                             ____________________
           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                    COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.
                             ____________________

     No person is authorized to give any information or make any representation not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase the Shares offered by this Prospectus in any jurisdiction where, or from any person to whom, it is unlawful to make such offer or solicitation of an offer. Neither the delivery of this Prospectus nor any distribution of the Shares offered pursuant to this Prospectus shall create an implication that there have been no changes in the affairs of the Company since the date of this Prospectus or that the information in this Prospectus or in the documents incorporated by reference herein is correct as of any time subsequent to the dates hereof or thereof.

                 The date of this Prospectus is ______, 1997.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares being offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and exhibits thereto. Statements contained herein concerning any such document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such material may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also may be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission, Washington, D.C. 20549. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York, Boston, Chicago, Philadelphia and Pacific Stock Exchanges, on each of which exchanges certain of the Company's securities are listed. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http.www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference:

     1.   Annual Report on Form 10-K for the fiscal year ended December 31,
1996;

     2.   Quarterly Report on Form 10-Q for the fiscal quarter ended March
31, 1997;

     3.   Current Reports on Form 8-K dated January 13, 1997 and April 15,
1997;

     4. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1996;

     5. The description of Common Stock contained in the Company's registration statement filed pursuant to the Exchange Act, and any amendment or report filed for the purpose of updating such description; and

     6. The description of the dividend distribution of one contingent Preference Stock Purchase Right for each outstanding share of Common Stock to stockholders of record at the close of business on December 30, 1988, contained in the Company's Current Report on Form 8-K filed on December 21, 1988, and any registration statement, amendment or report filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the sale of the Shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents not specifically described above. Requests for such documents should be directed to the attention of the Secretary of the Company at the Company's principal executive offices, which are located at 30 South Wacker Drive, Chicago, Illinois 60606, telephone (800) 257-0902.

                                  THE COMPANY

     The Company, a holding company incorporated in 1983 under the laws of the State of Delaware, has its principal executive offices at 30 South Wacker Drive, Chicago, Illinois 60606 (telephone (800) 257-0902). The Company and its subsidiaries provide a wide range of communications services, including local and long distance telephone, cellular, paging, directory advertising, security monitoring, cable TV, electronic commerce and on-line services.

                             SELLING STOCKHOLDERS

     The Company delivered the Shares to Masada Security, Inc. ("Masada") as consideration for the purchase of the alarm monitoring assets and assumption of certain of the liabilities of Masada pursuant to an Asset Purchase Agreement dated as of June 13, 1997 between Ameritech Monitoring Services, Inc., a wholly-owned subsidiary of the Company, and Masada. Masada has informed the Company that following the closing under such asset purchase agreement it distributed the Shares to the Selling Stockholders.

     The following table sets forth the name of each Selling Stockholder, the aggregate number of shares of Common Stock beneficially owned by each Selling Stockholder as of June 19, 1997 and the aggregate number of shares of Common Stock registered hereby that each Selling Stockholder may offer and sell pursuant to this Prospectus. All of the 653,309 Shares offered hereby are issued and outstanding as of the date of this Prospectus. Because the Selling Stockholders may sell all or a portion of the Shares at any time and from time after the date hereof, no estimate can be made of the number of Shares that each Selling Stockholder may retain upon completion of the Offering. To the knowledge of the Company, none of the Selling Stockholders has had within the past three years any material relationship with the Company or any of its predecessors or affiliates.


                              Shares Beneficially        Shares Which May
                                  Owned Prior           be Offered for the
Selling Stockholder             to the Offering   Selling Stockholder's Account
-------------------           ------------------- -----------------------------
Centennial Fund III, L.P.....       168,811                  110,289

Centennial Fund IV, L.P......       132,712                   86,557

Criterion Venture Partners
III, Limited.................        47,126                   30,791


                              Shares Beneficially        Shares Which May
                                  Owned Prior           be Offered for the
Selling Stockholder             to the Offering    Selling Stockholder's Account
-------------------           -------------------  -----------------------------

South Atlantic Venture Fund
II Limited....................      117,959                   76,972

South Atlantic Venture Fund
III Limited...................       17,416                   11,417

Hancock Venture Partners IV -
Direct Fund, L.P..............      110,065                   71,734

Masada Security, Inc...........      29,385                   29,385

Norwest Equity Partners IV....      180,799                  117,882

Norwest Equity Partners V.....       62,672                   41,083

Chase Venture Capital
Associates....................      103,965                   68,151

O. Gene Gabbard Revocable
Trust.........................        3,805                    2,483

O. Gene Gabbard...............        2,423                    1,657

Bertil D. Nordin..............        6,228                    4,034

Carol deB. Whitaker...........        1,338                      874


                             PLAN OF DISTRIBUTION

     The Company has been advised that the Selling Stockholders intend to sell the Shares by means of a block trade or in one or more ordinary brokerage transactions on the NYSE at market prices prevailing at the time of such sale (subject to customary or negotiated brokerage commissions) using Lehman Brothers or such other broker-dealers as may enter into arrangements with the Selling Stockholders. The Selling Stockholders will pay any such brokerage commissions applicable to such transactions. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

     The Company is registering the Shares in connection with an Agreement Regarding Ameritech Stock dated as of June 13, 1997 by and among the Company, the Selling Stockholders and certain other stockholders of the Company, pursuant to which the Company has agreed to indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act and to bear the expenses of registration of the Shares and all other costs in connection with the sale of the Shares except for brokerage commissions, compensation to dealers and similar expenses. The expenses so payable by the Company are estimated to be approximately $40,000.


                                 LEGAL MATTERS

     The validity of the Shares being offered hereby and certain other legal matters will be passed upon for the Company by Bruce B. Howat, Esq., Counsel and Secretary of the Company. Mr. Howat owns beneficially and has options to acquire shares of Common Stock which in the aggregate constitute less than .01% of the total issued and outstanding shares of Common Stock.


                                    EXPERTS

     The consolidated financial statements and financial statement schedule of the Company and its subsidiaries included (or incorporated by reference) in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in the reports of such firm. Such consolidated financial statements and financial statement schedule are incorporated herein in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than underwriting discounts and commissions), all of which are being paid by the registrant:

Securities and Exchange Commission Registration Fee.... $13,475
Accounting Fees and Expenses...........................   5,000
Legal Fees and Expenses................................  15,000
Miscellaneous Expenses.................................   6,525
                                                        -------
          Total........................................ $40,000
                                                        =======

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company provide for indemnification of officers, directors and employees of the Company in certain circumstances.

     Article Seventh of the Certificate of Incorporation of the Company provides that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof.

     Article VI of the By-Laws of the Company provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that he (i) is or was a director, officer, employee or agent of the Company, or (ii) is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Furthermore, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he (i) is or was a director, officer, employee or agent of the Company, or (ii) is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     Article Twelfth of the Certificate of Incorporation of the Company provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as director, except (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which a director derived an improper personal benefit.

     AT&T Corp. ("AT&T") has agreed to indemnify and hold harmless any director or officer of a regional holding company (including the Company) or any Bell operating company, or any AT&T officer who has been designated to act on behalf of a regional holding company who is made, or threatened to be made, a party to an action or proceeding because of such officer's or director's involvement in the implementation of the Modification of Final Judgment or Plan of Reorganization (entered into in connection with the court approved divestiture of certain assets of AT&T effective January 1, 1984) against judgments, amounts paid in settlement, and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding or an appeal therein, to the extent permitted by applicable law, where such officer or director cannot legally be indemnified by the regional holding company or any Bell operating company on whose behalf he acted, and to the extent such officer or director is not reimbursed by the Bell System Officers and Directors Liability Insurance or other insurance obtained by the regional holding company or Bell Communications Research, Inc.

     The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by the registrant.

Item 16.  Exhibits.

     4.1 Certificate of Incorporation of the Company as amended on April 30, 1996 (incorporated by reference to Exhibit 3a to the Company's Form 10-Q for the quarter ended March 31, 1996, File No. 1-8612).

     4.2 Bylaws of the Company, as amended on March 19, 1997 (incorporated by reference to Exhibit 3b to the Company's Form 10-Q for the quarter ended March 31, 1997, File No. 1-8612).

     4.3 Rights Agreement, dated as of December 12, 1988, between the Company and American Transteck Inc., as Rights Agent (incorporated by reference to Exhibit 1 to Form 8-A, dated December 29, 1988, File No. 1-8612).

     5.1  Opinion of Bruce B. Howat, Esq., Counsel and Secretary of the Company.

    23.1  Consent of Bruce B. Howat, Esq. (included in Exhibit 5.1).

    23.2  Consent of Arthur Andersen LLP.

    24.1  Powers of Attorney.

Item 17.  Undertakings.

     (a) The undersigned Registrant hereby undertakes (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (ii) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 19, 1997.

                                       AMERITECH CORPORATION


                                       By: /s/ Barbara A. Klein
                                           -----------------------------------
                                           Barbara A. Klein
                                           Vice President and Comptroller


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 19, 1997, by the following persons in the capacities indicated:

     R.C. Notebaert*
     Chairman of the Board and Chief Executive Officer
     (principal executive officer)

     O.G. Shaffer*
     Executive Vice President and Chief Financial Officer
     (principal financial officer)

     /s/ Barbara A. Klein
     ------------------------------
     Barbara A. Klein
     Vice President and Comptroller
     (principal accounting officer)

     Directors:

          D.C. Clark*
          H.H. Gray*
          J.A. Henderson*
          S.B. Lubar*
          L.M. Martin*
          A.C. Martinez*
          J.B. McCoy*
          R.C. Notebaert*
          J.A. Unruh*

     *By: /s/ Barbara A. Klein
          -------------------------
          Barbara A. Klein,  Attorney-in-fact

Exhibit
Number                             Description of Exhibit
-------                            ----------------------

  4.1 Certificate of Incorporation of the Company as amended on April 30, 1996 (incorporated by reference to Exhibit 3a to the Company's Form 10-Q for the quarter ended March 31, 1996, File No. 1-8612).

  4.2 Bylaws of the Company, as amended on March 19, 1997 (incorporated by reference to Exhibit 3b to the Company's Form 10-Q for the quarter ended March 31, 1997, File No. 1-8612).

  4.3 Rights Agreement, dated as of December 12, 1988, between the Company and American Transteck Inc., as Rights Agent (incorporated by reference to Exhibit 1 to Form 8-A, dated December 29, 1988, File No. 1-8612).

  5.1     Opinion of Bruce B. Howat, Esq., Counsel and Secretary of the Company.

 23.1     Consent of Bruce B. Howat, Esq. (included in Exhibit 5.1).

 23.2     Consent of Arthur Andersen LLP.

 24.1     Powers of Attorney.